UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 27, 2024
SoFi Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39606 (Commission File Number)	98-1547291 (I.R.S. Employer Identification No.)

234 1st Street San Francisco, California		94105
(Address of principal executive offices)		(Zip Code)
(855) 456-7634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SOFI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Directors
On June 27, 2024, William Borden and Gary Meltzer were each appointed to the SoFi Technologies, Inc. (“SoFi” or the "Company") board of directors with a term commencing June 27, 2024 and expiring at the 2025 annual meeting of stockholders. With the appointments of each of Mr. Borden and Mr. Meltzer, the board of directors will consist of thirteen directors. Mr. Meltzer will join the audit committee of the board of directors.
Each of Mr. Borden and Mr. Meltzer will receive the standard non-employee director compensation for serving on the board of directors as described under “Compensatory Arrangements for Directors” in the Company's Proxy Statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”), which description is incorporated herein by reference. SoFi intends to enter into an indemnification agreement with each of Mr. Borden and Mr. Meltzer in connection with their respective appointments to the board of directors, which is in substantially the same form as that entered into with the other directors of SoFi and is further described under “Indemnification of Directors and Officers” in the Company's Proxy Statement, which description is incorporated herein by reference. There are no arrangements or understandings between either of Mr. Borden or Mr. Meltzer and any other persons pursuant to which Mr. Borden or Mr. Meltzer, respectively, was appointed a director of SoFi. There are no transactions in which either Mr. Borden or Mr. Meltzer has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Mr. Borden, 61, serves as Corporate Vice President of Worldwide Financial Services at Microsoft (NASDAQ: MSFT), a position he has held since September 2019. Mr. Borden previously served as a Managing Director at Bank of America Merrill Lynch from September 2012 to September 2019, serving in various executive roles across global transaction services, equity asset management services and enterprise payments, and as a Managing Director at Citigroup from October 1998 to September 2012. Prior to joining Citigroup, Mr. Borden held leadership positions at RR Donnelley and IBM Consulting. Mr. Borden also serves as a board member of HUB, a cloud technology solutions provider for data, trade and reporting, a position he has held since January 2021, and he previously served as a board member of Diebold Nixdorf, a banking solutions and retail technology company, from October 2021 to August 2023. Mr. Borden has served as a board member of the National Black MBA Association since January 2018. Mr. Borden holds a bachelor of science in electrical engineering from Cornell University and a master of business administration from the Northwestern University Kellogg School of Management. We believe that Mr. Borden is qualified to serve as a member of our Board of Directors because of his financial services and banking technology experience.
Mr. Meltzer, 61, is a long-term veteran of public accounting services, having held multiple positions at PricewaterhouseCoopers LLP over a 35-year period, including serving as a Managing Partner. Mr. Meltzer has served as a strategic advisor to Pontoro, Inc., a financial technology company, since October 2021. Mr. Meltzer is also a board member and audit committee chair of ExcelFin Acquisition Corp. (NASDAQ: XFINU), a special purpose acquisition company, and Apollo Realty Income Solutions, Inc., a real estate investment vehicle, positions he has held since September 2021 and July 2022, respectively. Mr. Meltzer has also served as a board member of the American Century Mutual Funds since December 2022. Mr. Meltzer holds a bachelor of science in accounting from Binghamton University and is a Certified Public Accountant. We believe that Mr. Meltzer is qualified to serve as a member of our Board of Directors because of his financial accounting experience.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SoFi Technologies, Inc.

Date: July 3, 2024	By:	/s/ Christopher Lapointe
	Name:	Christopher Lapointe
	Title:	Chief Financial Officer